UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MFRI, Inc.

(name of registrant as specified in its charter)

_________________________________________

(name of person(s) filing proxy statement, if other than registrant)

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7720 N. Lehigh Avenue

Niles, Illinois 60714

June 1, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MFRI, Inc. (the “Company”) will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 22, 2006, at 10:00 a.m., Chicago time, for the following purposes:

1.	to elect directors; and
2.	to transact such other business as may properly come before the meeting.
By order of the Board of Directors,
Michael D. Bennett
Secretary

____________

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on June 22, 2006 and at any adjournment thereof. This Proxy Statement and the form of proxy are first being mailed on June 1, 2006 to stockholders of the Company. Only stockholders of record at the close of business on May 17, 2006 will be entitled to notice of and to vote at the meeting. The Company had outstanding 5,281,355 shares of common stock as of the close of business on March 31, 2006. There are no other voting securities. Each stockholder is entitled to one vote per share for the election of directors, as well as on all other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted for such proposal; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company (“Common Stock”) shall constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors.

In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

The Company’s fiscal year ends January 31. Years described as 2005, 2004 and 2003 are the fiscal years ended January 31, 2006, 2005 and 2004, respectively.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of March 31, 2006, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	770,200(1)	14.6%

David Unger 7720 Lehigh Avenue Niles, IL 60714	624,622(2)	11.8%

Henry M. Mautner 7720 Lehigh Avenue Niles, IL 60714	506,719(3)	9.6%

Tontine Capital Partners, L.P. 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	496,782(4)	9.4%

Edward W. Wedbush P.O. Box 30014 Los Angeles, CA 90030-0014	347,991(5)	6.6%

________________

(1)

According to a Schedule 13G/A dated December 31, 2005, such securities are held in investment advisory accounts of Heartland Advisors, Inc. (“Heartland”). As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class. Mr. William J. Nasgovitz is an officer, director and principal shareholder of Heartland and, thus, may be deemed to be the beneficial owner of the Common Stock owned by Heartland.

(2)

Includes 18,500 shares held in joint tenancy with Reporting Person’s spouse, 9,250 of which the Reporting Person disclaims beneficial ownership of. Includes 12,454 shares owned by the Reporting Person’s spouse all of which the Reporting Person disclaims beneficial ownership of. Also includes 51,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(3)

Includes 47,253 shares held in joint tenancy with Reporting Person’s spouse, 23,626.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 51,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(4)

According to a Schedule 13G/A dated February 8, 2005, Tontine Capital Partners, L.P. (“TCP”) owns the 496,782 shares of Common Stock. The General Partner of TCP is Tontine Capital Management, L.L.C (“TCM”), 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830. As general partner of TCP, TCM has the power to direct the affairs of TCP, including decisions respecting the disposition of the proceeds from the sale of the shares in the Company. Jeffrey L. Gendell, 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830, is the Managing Member of TCM and in that capacity directs its operations. Thus, Mr. Gendell may be deemed the beneficial owner of the Common Stock owned by TCP.

(5)

According to a Schedule 13G/A dated December 31, 2005 (the “WI Schedule 13G”), Wedbush, Inc. (“WI”), 1000 Wilshire Boulevard, Los Angeles, California 90017-2459, owns 332,041 shares of Common Stock, equaling 5.09% of the outstanding shares of Common Stock of the Company. Edward W. Wedbush is the chairman of WI and owns a majority of the outstanding shares of WI and, thus, may be deemed the beneficial owner of the Common Stock owned by WI. According to the WI Schedule 13G, Mr. Wedbush owns 64,100 shares of Common Stock, equaling 1.22% of the outstanding Common Stock of the Company, in his own name.

The following table sets forth as of March 31, 2006, certain information concerning the ownership of securities of the Company of each director, nominee, business segment president and executive officer named in the Summary Compensation Table hereof (“Named Executive Officers”) and all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares
David Unger	624,622(1)	11.8%
Henry M. Mautner	506,719(2)	9.6%
Bradley E. Mautner	166,280(3)	3.1%
Gene K. Ogilvie	77,002(4)	1.5%
Fati A. Elgendy	52,050(5)	1.0%
Don Gruenberg	37,355(6)	*
Arnold F. Brookstone	29,026(7)	*
Eugene Miller	17,500(8)	*
Dennis Kessler	9,500(9)	*
Stephen B. Schwartz	14,125(10)	*
Robert A. Maffei	16,275(11)	*
All directors and executive officers as a group (15 persons)	1,626,473	30.8%

* Less than 1%.

__________________

(1)

Includes 18,500 shares held in joint tenancy with Reporting Person’s spouse, 9,250 of which the Reporting Person disclaims beneficial ownership of. Includes 12,454 shares owned by the Reporting Person’s spouse all of which the Reporting Person disclaims beneficial ownership of. Also includes 51,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(2)

Includes 47,253 shares held in joint tenancy with Reporting Persons’ spouse, 23,626.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 51,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(3)

Includes 200 shares held as custodian for the Reporting Person’s children, all of which the Reporting Person disclaims beneficial ownership of. Also includes 9,875 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(4)

Includes 25,252 shares held in joint tenancy with the Reporting Person’s spouse, 12,626 of which the Reporting Person disclaims beneficial ownership of. Also includes 51,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(5)	Includes 52,050 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(6)

Includes 1,000 shares held in joint tenancy with Reporting Person’s spouse, 500 of which the Reporting Person disclaims beneficial ownership of. Also includes 17,875 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(7)

Includes 24,526 shares held in a trust of which the Reporting Person is trustee. Also includes 4,500 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(8)

Includes 4,000 shares held in a trust of which the Reporting Person is trustee. Also includes 13,500 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(9)	Includes 9,500 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(10)

Includes 8,375 shares held in a trust of which the Reporting Person is trustee. Also includes 5,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

(11)	Includes 15,275 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2006 or which became exercisable within 60 days thereafter.

NOMINEES FOR ELECTION AS DIRECTORS

Seven directors are to be elected at the meeting to hold office until the annual meeting of stockholders in 2006 and until their respective successors are elected and qualified. All of the nominees were previously elected directors by the stockholders.

Name	Offices and Positions, if any, held with the Company; Age	First Became a Director of the Company or a Predecessor

David Unger	Director, Chairman of the Board and Chief Executive Officer of the Company; Age 71	1989
Henry M. Mautner	Director and Vice Chairman of the Board of the Company; Age 79	1989
Bradley E. Mautner	Director, President and Chief Operating Officer of the Company; Age 50	1995
Arnold F. Brookstone	Director of the Company; Age 76	1990
Eugene Miller	Director of the Company; Age 80	1990
Stephen B. Schwartz	Director of the Company; Age 71	1995
Dennis Kessler	Director of the Company; Age 67	1998

David Unger has been employed by the Company and its predecessors in various executive and administrative capacities since 1958, served as President of Midwesco, Inc. (“Midwesco”) from 1972 through January 1994, and was Vice President from February 1994 through December 1996. He was also a director of Midwesco from 1972 through December 1996 and served that company in various executive and administrative capacities from 1958 until the consummation of the merger of Midwesco into the Company in December 1996 (the “Merger”). He became a director and Vice President of the company formed to succeed to the non-Thermal Care business of Midwesco (“New Midwesco”). He is the Company’s Chairman of the Board of Directors and Chief Executive Officer.

Henry M. Mautner has been employed by the Company and its predecessors in various executive capacities since 1972, served as Chairman of Midwesco from 1972 through December 1996, and served that company in various executive and administrative capacities from 1949 until the consummation of the Merger. Since the consummation of the Merger, he has served as the Chairman of New Midwesco. Mr. Mautner is the father of Bradley E. Mautner.

Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978, has served as President and Chief Operating Officer since December 2004, was Executive Vice President from December 2002 to December 2004, was Vice President of the Company from December 1996 through December 2002 and has been a director of the Company since 1995. Since November 17, 2000, he served as Chief Executive Officer of New Midwesco. Bradley E. Mautner is the son of Henry M. Mautner.

Arnold F. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation (subsequently merged into Smurfit - Stone Container Corporation) until his retirement on January 31, 1996. During the past five years he has served as an independent director of a number of public and privately-held companies. He currently serves as a director of a number of privately-held companies.

Eugene Miller served as Vice Chairman of the Board of Directors and Chief Financial Officer of USG Corporation, a building materials holding company, from March 1987 until his retirement as of May 31, 1991. Mr. Miller is currently Executive-in-Residence and Adjunct Professor of Florida Atlantic University. Mr. Miller serves as a director of several privately-held companies.

Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992. From 1957 to 1990, Mr. Schwartz served in various capacities for IBM Corporation.

Dennis Kessler has been President of Kessler Management Consulting, LLC since February 1998. Prior to February 1998, Mr. Kessler was Co-President of Fel-Pro Incorporated, which manufactured and distributed gaskets, engine parts and industrial chemicals. Mr. Kessler had served in various capacities with Fel-Pro since 1964. He also serves as a director of a privately held company.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Director Independence

The Company’s Board of Directors consists of seven directors. The Board of Directors has determined that four of the directors are “independent directors” within the meaning of the Nasdaq Stock Market rules. The other three directors, David Unger, Henry M. Mautner and Bradley E. Mautner, are employees of the Company and do not meet the definition of “independent” under the Nasdaq rules.

Board of Directors’ Meetings and Committees

The Board of Directors held five meetings during 2005. The Board of Directors has three standing committees: the Committee of Independent Directors, the Compensation Committee and the Audit Committee.

Committee of Independent Directors

The Committee of Independent Directors is comprised of Eugene Miller (Chairman), Arnold F. Brookstone, Stephen B. Schwartz, and Dennis Kessler. The Committee of Independent Directors did not hold a meeting during 2005. The Board of Directors has determined that all members of the Committee of Independent Directors are “independent” as that term is defined in the listing standards of the Nasdaq Stock Market.

The Company does not have a standing nominating committee. The Committee of Independent Directors performs the function of a nominating committee, as permitted by the Marketplace Rules of the Nasdaq Stock Market. The Board believes that, in light of the size of the Company and the Board and the composition of the Board, creation of a committee solely for this purpose is neither necessary nor an efficient use of resources, and that vesting the nominating process in the Committee of Independent Directors achieves the same benefits as establishing a separate standing nominating committee. The Committee of Independent Directors does not have a charter, but it has adopted resolutions addressing the nominations process and related matters as required under the federal securities laws and the Marketplace Rules of the Nasdaq Stock Market.

Nominating Process and Stockholder Recommendations

The Committee of Independent Directors identifies the attributes of the Board’s incumbent members believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties. When a position on the Board of Directors becomes vacant, or if the number of the members of the Board of Directors is being increased, the Committee of Independent Directors will review these attributes of the incumbent members and determine the attributes that, if possessed by the new board member, would likely result in a significant contribution to the Board of Directors. People then recommended to the Committee of Independent Directors for consideration as nominees for vacant or new Board positions will then be evaluated with respect to the attributes determined by the Committee of Independent Directors to be optimal for the vacant or new position. Following the evaluation, which may include interviews or such other procedures the Committee of Independent Directors deems advisable, the Committee of Independent Directors will make a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of stockholders or elected by the Board between such meetings.

Recommendations for potential nominees may come from many sources, including members of the Board, executive officers, stockholders, self-recommendations, members of the communities the Company serves or search firms. All persons recommended to the Board or the Committee of Independent Directors for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation.

Any stockholder wishing to make a recommendation for a person to be considered by the Committee of Independent Directors pursuant to the process described above as a potential nominee to the Board of Directors should direct the recommendation to the Committee of Independent Directors in care of the Secretary of the Company at the following address: Corporate Secretary, MFRI, Inc., 7720 Lehigh Avenue, Niles, Illinois 60714.

Compensation Committee

The Compensation Committee, consisting of Stephen B. Schwartz (Chairman), Arnold F. Brookstone, Eugene Miller, and Dennis Kessler, reviews the compensation paid to the officers of the Company, reports to the stockholders with respect to the compensation paid to the officers of the Company, approves material departures from the Company’s past compensation policies, determines the optionees and grant amounts under the Company’s 2004 Stock Incentive Plan and makes recommendations to the Board with respect to the Company’s compensation policies. All of the four members of the Compensation Committee are “independent” as defined in the Marketplace Rules of the Nasdaq Stock Market. The Compensation Committee held two meetings during 2005.

Audit Committee

The Audit Committee consists of Arnold F. Brookstone (Chairman), Dennis Kessler (Vice Chairman), Eugene Miller, and Stephen B. Schwartz. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the listing standards of the Nasdaq Stock Market. The Board of Directors has also determined that at least one of the members of the Audit Committee, including its Chairman, Arnold F. Brookstone, qualify as “audit committee financial experts” as defined in Item 401(h) of Regulation S-K. During 2005, the Audit Committee held five meetings.

The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, the Audit Committee’s responsibilities include, among other things:

•	Selection and discharge of the independent auditors and approving the compensation of the independent auditors;

•

Reviewing independence with the independent auditors periodically, no less frequently than annually, including confirmation that no prohibited services were provided by the independent auditors or their affiliates, and obtaining on an annual basis written confirmation of the independence of the independent auditors;

•	Considering the results of the review of the interim financial statements by the independent auditors;

•	Reviewing the Company’s compliance with applicable accounting and financial reporting rules;

•	Considering and reviewing with management and with the independent auditors the adequacy of the Company’s internal controls, including computerized information system controls and security;

•	Considering, in consultation with the independent auditors, the audit scope and plan of the independent auditors;

•	Reviewing with management and the independent auditors the results of annual audits and related matters;

•	Reviewing with the independent auditors any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company; and

•	Conducting or authorizing investigations into any matters within the Audit Committee’s scope of responsibilities.

The Board of Directors of the Company adopted an Audit Committee Charter in 2000 and adopted amendments to it in 2002 and 2004. A copy of the Second Amended and Restated Audit Committee Charter was included as Appendix A to the Proxy Statement for the Company’s 2004 annual meeting of stockholders.

Compensation of Directors

Directors who are not employees of the Company or a parent or subsidiary of the Company are compensated by a quarterly fee of $2,500, a fee of $2,000 for each day of attendance at Board meetings, $1,000 for attendance at each Audit Committee meeting and a $200 fixed fee per hour for engagement in any other activity on behalf of the Company authorized by the Board of Directors and are reimbursed for expenses. The Audit Committee Chairman also receives a quarterly fee of $750 in addition to the compensation described above.

Options under the Company’s 2001 Independent Directors Stock Option Plan (the “2001 Directors Plan”) are to be granted as follows: (i) an option to purchase 10,000 shares will be granted upon an eligible director’s first election as a director of the Company; (ii) an option to purchase 1,000 shares of the Company’s common stock will be granted automatically to eligible directors upon each such date as such eligible director is re-elected as a director of the Company commencing with the annual meeting for the year 2002; (iii) an option to purchase 1,000 shares of the Company’s Common Stock was granted to each eligible director on December 31, 2001; and (iv) the Board of Directors shall have the discretion to make additional option grants to eligible directors from time to time as the Board of Directors deems necessary or desirable. Authority to grant such options expires on March 31, 2011. The aggregate number of shares which may be sold pursuant to the 2001 Directors Plan may not exceed 100,000.

Indemnification

The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. The Company has also entered into indemnification agreements with each of its executive officers. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director or executive officer is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Related-Party Transactions

The Company provides certain services and facilities to companies primarily owned by Messrs. Unger and H. Mautner and those companies provide certain services to the Company, each at cost, pursuant to a Services Agreement. Any material change to the terms of the Services Agreement must be approved by a majority of the directors, including a majority of the independent directors. During 2005, the Company received $102,000 from the affiliate and paid $121,000 to the affiliate under the Services Agreement.

Board Attendance at Annual Meetings

The Company desires, but does not require, that all directors attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the Company’s annual meeting of stockholders held in June 2005.

Code of Conduct

The Company has adopted a Code of Conduct which is applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer, and to the Company’s Board of Directors. The Code of Conduct is publicly available on the Company’s website at www.mfri.com.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the stockholder, to one or more specific directors, in care of the Secretary of the Company to: Corporate Secretary, MFRI, Inc., 7720 Lehigh Avenue, Niles, Illinois 60714. Stockholders also have the opportunity to communicate with Board members at the annual meeting.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Stockholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Ethics Compliance Officer, MFRI, Inc., 7720 Lehigh Avenue, Niles, Illinois 60714.

REPORT OF THE AUDIT COMMITTEE

Included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2006 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the three years ended January 31, 2006. The balance sheets and statements for the year ended January 31, 2006 are the subject of a report by Grant Thornton LLP who were engaged in December 2004 as the Company’s independent auditors for the years ended January 31, 2006 and January 31, 2005. The balance sheet as of January 31, 2004 and the related consolidated statements of earnings, stockholders’ equity and cash flows for the year ended January 31, 2004 is the subject of a report by Deloitte & Touche LLP, who served as the Company’s independent registered public accounting firm from the year ended January 31, 1992 until December 2004. The Audit Committee will appoint independent auditors for the year ending January 31, 2007 at a meeting to be held after the 2006 annual meeting of stockholders.

The Audit Committee reviewed and discussed the Audited Financial Statements with the Company’s management and with the independent registered public accounting firms prior to publication and filing. The Audit Committee has discussed with the independent registered public accounting firms, among other matters, the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee has received from the independent registered public accounting firms the written disclosures and letter required by Independence Standards Board Standard No. 1, and it has discussed with the independent registered public accounting firms their independence with respect to the Company.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2006 for filing with the Securities and Exchange Commission.

This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or deemed filed under any such acts.

Arnold F. Brookstone, Chairman

Dennis Kessler, Vice Chairman

Eugene Miller

Stephen B. Schwartz

Members of the Audit Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid by the Company during each of the Company’s last three years ended January 31, 2006 to the Company’s Chief Executive Officer and to each of the four other most highly compensated executive officers who served the Company at the end of 2005 whose salary and incentive compensation for 2005 exceeded $100,000 (the “Named Executive Officers”).

Name and Principal Position		Annual Compensation			Long-Term Compensation Awards
	Year	Salary	Incentive Compensation	Other(1)	Securities Underlying Options/SARs(#)	All Other Comp.(2)
David Unger Chairman and Chief Executive Officer	2005 2004 2003	$250,000 240,000 230,000	$21,900 80,100 0	$36,450 30,900 30,200	4,000 0 3,500	$0 0 0
Henry M. Mautner Vice Chairman	2005 2004 2003	$212,500 180,000 172,500	$21,900 80,100 0	$38,950 50,000 23,200	4,000 0 3,500	$0 0 0
Fati A. Elgendy Vice President, President, Perma-Pipe, Inc.	2005 2004 2003	$175,000 167,000 169,000	$187,800 213,500 75,000	$3,500 3,100 3,100	4,000 0 3,500	$15,000 15,000 15,000
Robert A. Maffei Vice President, Vice President Sales, Perma-Pipe, Inc.	2005 2004 2003	$110,000 110,000 110,000	$85,100 117,800 34,100	$2,200 3,050 3,400	2,000 2,000 2,000	$10,000 10,000 10,000
Bradley E. Mautner President, Chief Operating Officer MFRI, Inc.	2005 2004 2003	$190,000 171,500 120,900	$11,000 40,050 0	$0 0 200	4,000 0 3,500	$10,000 10,000 10,000

(1)	Represents contributions made by the Company to the Named Executive Officer’s account under the 401(k) Plan, current portion of non-qualified deferred compensation and medical reimbursements.
(2)	Represents accrual of non-qualified deferred compensation.

2005 Option Grants

The following table sets forth certain information regarding option grants to the Named Executive Officers during 2005.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

David Unger	4,000	3.94%	$7.61	6/23/15	$19,200	$48,500
Henry M. Mautner	4,000	3.94%	7.61	6/23/15	19,200	48,500
Fati A. Elgendy	4,000	3.94%	7.61	6/23/15	19,200	48,500
Robert A. Maffei	2,000	1.97%	7.61	6/23/15	9,600	24,300
Bradley E. Mautner	4,000	3.94%	7.61	6/23/15	19,200	48,500

2005 Option Exercises and Year-End Option Values

The following table sets forth information relating to stock options held by the Named Executive Officers as of January 31, 2006. No stock options were exercised by any Named Executive Officer during 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of In-the-Money Options at Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David Unger	51,750	2,750	$144,500	$10,700
Henry M. Mautner	51,750	2,750	144,500	10,700
Fati A. Elgendy	52,050	2,750	145,400	10,700
Robert A. Maffei	15,275	1,625	41,700	6,300
Bradley E. Mautner	9,875	2,375	18,700	9,200

Equity Compensation Plan Information

The following table provides certain information regarding the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights under the Company’s equity compensation plans and the weighted average exercise price and number of shares of Common Stock remaining available for issuance under those plans as of January 31, 2006.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares available for future issuance under equity compensation plans(1)
Equity compensation plans approved by stockholders	733,596	$4.22	397,745
Equity compensation plans not approved by stockholders	0	N/A	0

(1)	This number excludes shares reflected in the second column of this table.

401(k) Plan

             The domestic employees of the Company, including the Named Executive Officers, are eligible to participate in the MFRI, Inc. Employee Savings and Protection Plan (the “401(k) Plan”), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits. The 401(k) Plan allows employee pretax payroll contributions of up to 16% of total compensation. The Company matches 50% of each participant’s contribution, up to a maximum of 2% of each participant’s salary.

Deferred Compensation Plans

            The Company also has deferred compensation agreements with key employees. Vesting is based on years of service. Life insurance contracts have been purchased which may be used to fund the Company’s obligation under these agreements.

Compensation Committee Interlocks and Insider Participation

There are no matters related to Compensation Committee or insider participation that the Company is required to report.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Company considers the following general guidelines in determining the compensation of its officers and key employees:

•	Salary set at levels sufficient to attract and retain employees capable of contributing materially to the Company’s long-term success;

•	Annual incentive compensation related to profit in excess of a threshold amount of the Company or of the Company’s subsidiary in which the officer or key employee is employed;

•	Stock options; and

•	Non-qualified deferred compensation.

The Company also makes annual contributions to the accounts of eligible employees in the 401(k) Employee Savings and Protection Plan.

The Company’s 2004 Stock Incentive Plan (the “Plan”) was adopted in order to provide officers and other key employees with long-term incentives in order to create an interest in the Company parallel to that of the Company’s public stockholders and to replace previously existing stock option plans of the Company which had expired by their terms. Option exercise prices for options granted under the Plan are no less than fair market value of the Common Stock on the date of grant. Under the Plan, options can be granted to key employees (including officers, whether or not directors) of the Company, its subsidiaries, Midwesco, and its affiliates. The options granted under the Plan can be exercised for periods of up to ten years from the date of grant. Under the Plan, 250,000 shares of Common Stock of the Company are reserved for issuance upon the exercise of options granted hereunder, which number shall be increased by the number equal to 2% of the aggregate number of shares of Common Stock outstanding as of the last day of the most recently ended fiscal year of the Company. No shares have yet been issued pursuant to options granted under the Plan. The Committee believes additional incentive compensation should be made available to officers and other key employees, which will increase the effectiveness of the Company’s executive compensation program.

The Committee believes that the combination of salary, incentive compensation (which varies directly with the Company’s operating profitability), and stock options (the ultimate value of which is determined by future share price growth), should constitute an executive compensation program which encourages enhancement of Company profitability and stockholder value.

The compensation of David Unger, Chairman of the Board and Chief Executive Officer of the Company, reflected in the Summary Compensation Table, was based on his contributions to the Company. Mr. Unger received annual incentive compensation in 2005 as a result of the application of the applicable incentive formulas to the actual operating results of the Company.

The compensation of Henry M. Mautner, Vice Chairman of the Board of the Company, reflected in the Summary Compensation Table, was based on his contributions to the Company. Mr. Mautner received annual incentive compensation in 2005 as a result of the application of the applicable incentive formulas to the actual operating results of the Company.

The compensation of Fati A. Elgendy, Vice President of the Company and President of Perma-Pipe, reflected in the Summary Compensation Table, was based on his contributions to Perma-Pipe. Mr. Elgendy received annual incentive compensation in 2005 as a result of the application of the applicable incentive formulas to the actual operating results of Perma-Pipe.

The compensation of Robert A. Maffei, Vice President of the Company and Vice President Sales of Perma-Pipe, reflected in the Summary Compensation Table, was based on his contributions to Perma-Pipe. Mr. Maffei received annual incentive compensation in 2005 as a result of the application of the applicable incentive formulas to the actual operating results of Perma-Pipe.

The compensation of Bradley E. Mautner, President, Chief Operating Officer and Director of the Board of the Company, reflected in the Summary Compensation Table, was based on his contributions to the Company. Mr. Mautner received annual incentive compensation in 2005 as a result of the application of the applicable incentive formulas to the actual operating results of the Company.

Stephen B. Schwartz, Chairman

Arnold F. Brookstone

Dennis Kessler

Eugene Miller

Members of the Compensation Committee

STOCK PRICE PERFORMANCE GRAPH

The Stock Price Performance Graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock with the cumulative total returns of the Nasdaq Market Index (the “Nasdaq Index”) and the Russell 2000 Index. The Company has selected the Russell 2000 Index, which is an index of companies with similar market capitalizations to the Company, as the most appropriate comparison because the Company has three distinctly different businesses and no industry “peer” group is comparable to the Company. The comparison assumes $100.00 investments on January 31, 2001 in the Company’s Common Stock, the Nasdaq Index and the Russell 2000 Index, and further assumes reinvestment of dividends.

	January 31,
	2001	2002	2003	2004	2005	2006
MFRI, Inc.	100.00	120.49	65.97	97.18	316.04	239.01
Nasdaq Market Index	100.00	66.72	47.81	74.68	77.10	93.03
Russell 2000 Index	100.00	96.40	75.32	119.02	129.34	153.77

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who own more than 10% of the Company’s outstanding Common Stock report their beneficial ownership and changes in their beneficial ownership of the Company’s Common Stock by filing reports with the Securities and Exchange Commission. Based solely on the Company’s review of reports provided to the Company, no director, officer or owner of more than 10% of the Common Stock of the Company has failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Form 3, 4 or 5 during 2005.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

On December 16, 2004, the Company’s Audit Committee dismissed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (“Deloitte”), as the Company’s registered independent public accounting firm for its fiscal year ended January 31, 2005.

Deloitte’s report on the financial statements for the years ended January 31, 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope In connection with their audit for the year ended January 31, 2004 and through December 16, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which disagreement if not resolved to Deloitte’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (“Regulation S-K”).

On December 2, 2004, the Company’s Audit Committee engaged Grant Thornton LLP (“Grant Thornton”) to be the independent registered public accounting firm for the Company commencing with the audit for its fiscal year ended January 31, 2005.

During the fiscal year ended January 31, 2004 and during the fiscal year ended January 31, 2005 prior to Grant Thornton’s engagement, the Company did not consult Grant Thornton with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

In accordance with the rules of the Securities and Exchange Commission, the Company provided a copy of the statements in this section to each of Deloitte and Grant Thornton in order to give them an opportunity to consider whether either believed that the statements made in this section with respect to them were incorrect or incomplete. The Company did not receive from either Deloitte or Grant Thornton a statement expressing a belief that the statements made in this section with respect to such accounting firm were incorrect or incomplete.

Fees

The chart below sets forth the aggregate fees for professional services billed by Grant Thornton LLP in 2005 and 2004, and breaks down these amounts by category of service:

	2005	2004
Audit Fees	$467,900	$0
Audit-Related Fees	16,300	0
Tax Fees	63,200	0
All Other Fees	0	0
Total	$547,400	$0

In the prior year, Grant Thornton LLP disclosed Audit and Tax Fees of $315,300 and $48,200 that related to January 31, 2005 but these fees were not billed until 2005.

The chart below sets forth the aggregate fees for professional services billed by Deloitte Touche Tohmatsu, and their respective affiliates in 2005 and 2004, and breaks down these amounts by category of service:

	2005	2004
Audit Fees	$21,250	$127,300
Audit-Related Fees	0	0
Tax Fees	0	79,600
All Other Fees	0	0
Total	$21,250	$206,900

Audit Fees

Audit fees are billed for the audit of the Company’s annual consolidated financial statements and for the reviews of the quarterly financial statements. Additionally, audit fees include consents and other services related to SEC matters.

Audit-Related Fees

Fees include work related to the Company’s compliance with its anticipated obligations under Sarbanes-Oxley 404.

Tax Fees

Tax Fees primarily relate to services for tax compliance, tax advice and tax planning.

All Other Fees

There were no fees billed for other professional services.

Engagement

Grant Thornton was engaged by the Audit Committee, and the Audit Committee approved in advance all audit and non-audit services rendered to the Company for 2005.

____________

Representatives of Grant Thornton are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Grant Thornton.

MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

The rules of the Securities and Exchange Commission permit companies to provide a single copy of an annual report and proxy statement to households in which more than one stockholder resides (“Householding”). Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be Householding their proxy materials will receive only one copy of the Company’s Proxy Statement and 2005 Annual Report to Stockholders unless they have affirmatively objected to the Householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy, which will be promptly sent at no cost, by contacting the Corporate Secretary of the Company orally or in writing. For future annual meetings, a stockholder may request separate annual reports or proxy statements, or may request the Householding of such materials, by contacting the Company’s Transfer Agent at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

(212) 509-4000

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended January 31, 2006 filed with the Securities and Exchange Commission accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained, without charge, from the Company’s website at www.mfri.com or by writing to the Company’s Corporate Secretary at MFRI, Inc., 7720 Lehigh Avenue, Niles, Illinois 60714.

STOCKHOLDER PROPOSALS FOR 2007

Any proposal which a stockholder intends to present at the annual meeting of stockholders in 2007 must be in writing, must be received by the Company at its principal executive offices in Niles, Illinois by February 1, 2007 and must satisfy the applicable rules and regulations of the Securities and Exchange Commission, in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting. In addition, if any business should properly come before such annual meeting other than that which is stated in such proxy statement, then, if the Company does not receive notice of such matter by April 17, 2007, the persons designated in such proxy form will have discretionary authority to vote or refrain from voting on any such proposal.

IMPORTANT

All stockholders are cordially invited to attend the meeting in person.

If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

MFRI, INC. PROXY
PLEASE MARK YOUR VOTES LIKE THIS. /X/

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER ITEM 1.

	For	Withheld	For All
Except
1.	Election of Directors	/ /	/ /	/ /

Nominees: David Unger, Henry M. Mautner,

Bradley E. Mautner, Arnold F. Brookstone,

Eugene Miller, Stephen B. Schwartz and Dennis Kessler.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided at the right

and mark the box "For All Except")	________________________________
Nominee Exceptions

2.. In accordance with their discretion upon all other matters that may properly come before said meeting and any adjournment thereof.	The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.
Signature Signature Dated: _______________ , 2006

NOTE: Please sign exactly as name appears hereon. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please sign your full title.

PROXY	PROXY
MFRI, INC.

The undersigned hereby appoints DAVID UNGER, BRADLEY E. MAUTNER and MICHAEL D. BENNETT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on June 22, 2006 at 10:00 a.m. Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.